Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185640

NORTHSTAR REAL ESTATE INCOME II, INC.
SUPPLEMENT NO. 5 DATED JULY 22, 2014
TO THE PROSPECTUS DATED APRIL 30, 2014

This Supplement No. 5 supplements, and should be read in conjunction with, our prospectus dated April 30, 2014, as supplemented by Supplement No. 1 dated May 14, 2014, Supplement No. 2 dated June 24, 2014, Supplement No. 3 dated July 1, 2014 and Supplement No. 4 dated July 9, 2014. The purpose of this Supplement No. 5 is to disclose:

•	the status of our initial public offering;

•	an update to the “Suitability Standards” section of our prospectus;

•	our performance—funds from operations and modified funds from operations; and

•	our current form of subscription agreement.

Status of Our Initial Public Offering
We commenced our initial public offering of $1.65 billion in shares of common stock on May 6, 2013, of which up to $1.5 billion in shares are being offered pursuant to our primary offering and up to $150 million in shares are being offered pursuant to our distribution reinvestment plan, or DRP. We refer to our primary offering and our DRP collectively as our offering.
As of July 21, 2014, we received and accepted subscriptions in our offering for 15.5 million shares, or $154.3 million, including 0.2 million shares, or $2.2 million, sold to an affiliate of NorthStar Realty Finance Corp. As of July 21, 2014, 150.3 million shares remained available for sale pursuant to our offering. As of July 21, 2014, we had raised sufficient offering proceeds to satisfy the minimum offering requirements for the Commonwealth of Pennsylvania. Accordingly, we are able to begin accepting subscriptions from residents of the Commonwealth of Pennsylvania who satisfy applicable suitability standards. Our primary offering is expected to terminate on May 6, 2015, unless extended by our board of directors as permitted under applicable law and regulations.
Update to Suitability Standards
The following suitability standard is hereby added to the “Suitability Standards” section of our prospectus:
Pennsylvania—A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Our Performance—Funds from Operations and Modified Funds from Operations
The following disclosure supersedes the prior disclosure under the heading “Description of Capital Stock—Funds from Operations and Modified Funds from Operations.”
We believe that FFO and MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.
Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.
Acquisition fees paid to our advisor in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under U.S. GAAP and are therefore, included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under U.S. GAAP. Such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flow and therefore the potential distributions to our stockholders. However, in general, we earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flow would be minimal.
The origination and acquisition of debt investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to our stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over our life.
Due to certain of the unique features of publicly-registered, non-traded REITs, the IPA, an industry trade group, standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. Neither the SEC nor any other regulatory body has approved the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize permitted adjustments across the non-listed REIT industry and we may need to adjust our calculation and characterization of MFFO.
MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP. In addition, MFFO is not a useful measure in evaluating net asset value, since an impairment is taken into account in determining net asset value but not in determining MFFO.
We define MFFO in accordance with the concepts established by the IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the same method. MFFO is calculated using FFO. We compute FFO in accordance with the standards established by NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. MFFO excludes from FFO the following items:

•
acquisition fees and expenses; non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments;

•
realized gains (losses) from the early extinguishment of debt; realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

•
Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.

MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves/impairment on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. With respect to debt investments, we consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based on discounting the expected future cash flow of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based on projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date. A property’s value is considered impaired if our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. If the estimated fair value of the underlying collateral for the debt investment is less than its net carrying value, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The value of our investments may be impaired and their carrying values may not be recoverable due to our limited life. Investors should note that while impairment charges are excluded from the calculation of MFFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flow and the relatively limited term of a non-traded REIT’s anticipated operations, it could be difficult to recover any impairment charges through operational net revenues or cash flow prior to any liquidity event.
We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering, and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.
However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions and the other adjustments listed above are not reported in MFFO, even though such realized gains (losses) and other adjustments could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments. Any mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.
Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.

The following table presents a reconciliation of FFO and MFFO to net income (loss) attributable to common stockholders for the three months ended March 31, 2014:

Three Months Ended March 31, 2014

Funds from operations:
Net income (loss) attributable to NorthStar Real Estate Income II, Inc. common stockholders	$64,225
Funds from operations	64,225
Modified Funds from operations:
Funds from operations	64,225
Adjustments:
Amortization of premiums, discounts and fees on investments and borrowings, net	30,448
Modified funds from operations	$94,673

Current Form of Subscription Agreement
Our current form of subscription agreement is attached to this supplement as Exhibit A. This form supersedes and replaces the form included in the prospectus.

EXHIBIT A

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

NorthStar
REAL ESTATE INCOME II

877.940.8777
NorthStarREIT.com/Income2

Subscription Agreement Instructions to Investors

PROSPECTUS DATED APRIL 30, 2014

Please carefully read the Prospectus of NorthStar Real Estate Income II, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

1. Investment	A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "NorthStar Real Estate Income II, Inc." or "NorthStar Income II". Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment.
2. Form of Ownership	Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. • Estate: The personal representative must sign. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

B-1

3. Investor Registration Information	Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
4. Distribution Information	By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 3 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
5. Go Paperless	Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.northstarREIT.com/Income2 and notifying you via the e-mail address listed here or in Section 3 when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.
6. Subscriber Signatures	Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor's behalf. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. **Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement.**
7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information	This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer.
8. Payment Instructions	Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 8.

Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

B-2

NS2-INST_07.2014

3915

NorthStar
REAL ESTATE INCOME II

877.940.8777
NorthStarREIT.com/Income2

Subscription Agreement

1. Investment **Make checks payable to NorthStar Real Estate Income II, Inc.**

☐☐ State of Sale

$ ____________ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,001)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

☐ Corporation ☐ Partnership ☐ Estate ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust: date_________ ☐ Other: please specify________________________

If you selected one of the account types above, you must provide:

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

☐ Individual ☐ Individual TOD[1] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[1] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[2] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of______ ☐ UTMA: state of______

1) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.northstarREIT.com/Income2.
2) Please include deceased person's name, SSN, date of birth and date of death in Section 3 under Co-Investor/Co-Trustee.

Custodian[3] or Third Party Administrator Information[4] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

3) The Custodian must sign and provide a Medallion Signature Guarantee in Section 6.
4) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

B-3

3. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

Email

4. Distribution Information

☐ DRP Distribution Reinvestment Plan*

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodian account cited in Section 2.

☐ Cash: Send check to my Custodian in Section 2.
(custodian accounts only)

☐ Cash: Send check to the address in Section 3.
(non-custodian accounts only)

☐ Cash: Send check to a third party - **fill out information to the right**.
(non-custodian accounts only)

☐ Direct Deposit via ACH - **fill out information to the right**.
(non-custodian accounts only)

Fill out information below If you checked **Cash: Send check to a third party** or **Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number

Account Number

☐ Checking ☐ Savings
(attach a voided, pre-printed check or deposit slip)

☐ Brokerage/Other
(send check to a third party only)

5. Go Paperless

initials

E-mail

☐ In lieu of receiving documents*, I authorize NorthStar Real Estate Income II, Inc. (NorthStar Income II) to make available on its website, www.northstarREIT.com/Income2, its **quarterly reports**, **annual reports**, **proxy statements**, **prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877.940.8777.

*** This election does not include New Account Statements, Trade Confirmations or Quarterly Investor Statements.**

B-4

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar Income II to accept this subscription, I hereby warrant that:

INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-F) MUST BE INITIALED
a.		a. I received a final prospectus of NorthStar Income II, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.		b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.		c. I have accepted the terms and conditions of NorthStar Income II's charter.
d.		d. I am purchasing Shares for my own account and acknowledge that the investment is not liquid.
e.		e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Income II.
f.		f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
g.		g. If I am an **Alabama** investor, I meet NorthStar Income II's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Income II and other similar programs before investing in NorthStar Income II.
h.		h. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $150,000 and my total investment in this offering may not exceed 10% of my net worth.
i.		i. If I am an **Iowa** investor, I have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my total investment in the shares of NorthStar Income II or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my liquid net worth.
j.		j. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas Investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
k.		k. If I am a **Kentucky** investor, I may not invest more than 10% of my net worth in this offering.
l.		l. If I am a **Maine** investor, I understand that it is recommended by the Maine Office of Securities that Maine investors not invest more than 10% of their liquid net worth in this offering and similar offerings.
m.		m. If I am a **Massachusetts** investor, I acknowledge that it is recommended by the securities division of my state that my total investment in this and similar direct participation investments should not exceed 10% of my liquid net worth.
n.		n. If I am a **Nevada** investor, I may not invest more than 10% of my net worth (exclusive of home, furnishings and automobiles) in NorthStar Income II.
o.		o. If I am a **New Jersey** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my aggregate investment in NorthStar Income II, its affiliates and other direct participation investments may not exceed 10% of my liquid net worth.
p.		p. If I am a **New Mexico** investor, I may not invest more than 10% of my liquid net worth in NorthStar Income II, its affiliates or other non-traded REITs.
q.		q. If I am a **North Dakota** investor, I meet NorthStar Income II's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering.
r.		r. If I am an **Oregon** investor, I may not invest more than 10% of my net worth in NorthStar Income II or its affiliates.
s.		s. If I am a **Pennsylvania** investor, I may not invest more than 10% of my net worth in NorthStar Income II.
		Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification **(required)**:

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer

Date

Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian

Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

B-5

7. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Real Estate Income II, Inc.

RIAs must complete the following:

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following:

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

8. Payment Instructions

By mail - Checks should be made payable to **NorthStar Real Estate Income II, Inc.** Forward the Subscription Agreement and payment to:

Regular mail
NorthStar Income II
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar Income II
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfers - Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number - 9871879666
Reference - NorthStar Real Estate Income II, Inc.

NS2-SUBDOC_07.2014

B-6